Exhibit 10.1

                                LEASE AGREEMENT

The Landlord and Tenant agree to lease the Premises at the Rent and for the Term state below:


LANDLORD:                               TENANT:
--------                                ------

HADDAD ORGANIZATION LTD.                NEW YORK FILM WORKS INC.,
d/b/a HADSON REALTY                     a New York Corporation
                                        [EIN:                   ]

ADDRESSES FOR NOTICES:
---------------------
For Landlord:                           For Tenant:
Haddad Organization Ltd.                New York Film Work Inc.
d/b/a Hadson Realty                     928 Broadway
1178 Broadway, Second floor             Stores #1 and 2
New York, New York 10001                New York, New York 10010

PREMISES:         Stores #1 and #2 and Basement #1 (directly underneath Store
                  #1) in the building known as 928 Broadway, New York, New York, located on Broadway between 21st and 22nd Streets with entrance to Store #1 on Broadway and entrance to Store #2 on 21st Street, constituting the space currently occupied by the tenant.

LEASE DATE:       May 16, 1995

TERM:             Five (5) Years -- Beginning May 1, 1995 and ending April
                  30, 2000

BASE RENT:        YR 1 May 1, 1995 -- April 30, 1996; $156,000 per annum
                  [$13,000 per mo.]

                  YR 2 May 1, 1996 -- April 30, 1997; $180,000 per annum
                  [$15,000 per mo.]

                  YR 3 May 1, 1997 -- April 30, 1998; $180,000 per annum
                  [$15,000 per mo.]

                  YR 4 May 1, 1998 -- April 30, 1999; $192,000 per annum
                  [$16,000 per mo.]

                  YR 5 May 1, 1999 -- April 30, 2000; $192,000 per annum
                  {$16,000 per mo.]

SECURITY:         None

ADDITIONAL
RENT AND WATER
CHARGES: For the purposes of this article, the following definitions apply:

                  a) "Landlord's Statement". Shall mean an instrument containing a computation of any Additional Rent due pursuant to the provisions of this Article. Such notice shall be sent to the Tenant at the address set forth herein for notices.

                  b) "Tax Base Year". Shall mean the year July 1, 1995 to June 30, 1996 and is the year used for computing Real Estate Tax Escalation.

                  c) "Real Estate Taxes". Shall mean all real estate taxes, assessments, sewer rents and water charges, governmental levies, municipal taxes, county taxes or any governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature levied against the building, sidewalks, plazas, malls, business improvement districts, streets in front of the building or adjacent thereto.


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                  d) "Tax Year". Shall mean each period of twelve (12) months, commencing July 1st of any given year or any other period of twelve (12) months that may be hereafter duly adopted by the City of New York as the fiscal year for Real Estate Tax purposes.

                  e) "Water Usage". Shall refer mean all those charges imposed for water and sewer including all water meter charges, water and sewer charges and frontage.

            1) REAL ESTATE TAXES. Tenant shall pay to Landlord as additional rent a sum equal to one-twelfth (1/12) of the amount by which the Real Estate Taxes for the Tax Year exceed the Tax Base Year ["escalation" or "Real Estate Tax Escalation"]. Such additional rent shall be due and payable by the Tenant to the Landlord upon Landlord's presentation to the Tenant of notification of increases due [hereinafter "Landlord's Statement"]. Such Landlord's Statement shall be sufficient evidence of the amount to be paid by the Tenant. Amounts billed are due in full thirty (30) days after the Landlord's Statement is mailed by Landlord to the Tenant. Landlord's failure to render a Landlord's Statement with respect to any Tax Year shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect to that tax year or any subsequent Tax Year. Tenant's obligation to pay the escalation does not include any income, franchise or inheritance taxes.

            2) WATER USAGE. Tenant will pay as a separate water charge an amount equal to all charge imposed for water usage, including water mater charges, water sewer charges and frontage at the Premises. Tenant shall be responsible for paying all water meter charges at the Premises from the beginning of the Lease Term and thereafter. Such amounts are water charges and are due in full within thirty (30) days after billed. Failure to pay water charges is tantamount to non payment of rent and can be enforced in the same manner as a failure to pay rent.

1. Use

      The Premises is for use solely for the processing of film and related activities.

2. Failure to Give Possession

      Landlord shall not be liable for failure to give Tenant possession of the Premises on the beginning date of the Term. Rent shall be payable as of the beginning of the Term unless Landlord is unable to give possession. In that case, rent shall be payable when possession is available. Landlord will notify Tenant as to the date possession is available. The ending date of the Term will not change.

3. Rent, Added Rent

      The whole amount of rent for the entire term is due and payable when this Lease is signed. Provided Tenant is not in default hereunder, Landlord shall accept the payment of Base Rent in equal monthly installments as an accommodation to Tenant.

      Tenant may be required to pay other charges to Landlord under the terms of this lease. They are to be called "additional rent." This additional rent is payable as rent and is due on the first day of the month following the date the additional rent is billed. If Tenant fails to pay the additional rent on time, Landlord shall have the same rights against Tenant as if it were a failure to pay rent.

4. Late Payment and Dishonored Checks:

      All rent and additional rent is due in advance on the first day of each month. Any rent installment not received at the management office by the tenth
(10th) of the month will be deemed late and a fee of five percent (5%) of the total rent/arrears will be due in each instance. If any check is returned by Landlord's bank for insufficient funds Tenant shall pay an additional bounced check fee of $50.00 to Landlord in addition to the late fee. The bounced check fee shall be considered as additional rent.

5. Interest on Unpaid Rent:


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      If the payment of Base Rent or Additional Rent by Tenant to Landlord shall remain unpaid for more than thirty (30) days after the date on which a bill is rendered by Landlord, interest of twelve percent (12%) per annum on the sums so overdue for more than 30 days shall also be due and payable to Landlord as additional Rent.

6. Notices

      Any bill, statement or notice must be in writing and delivered or mailed to the Tenant at the Premises and to the Landlord at the Address for Notices. It will be considered delivered on the third day after mailing or if not mailed, on the day left at the proper address. Any notice must be sent by certified mail. Both parties must send written notice if either changes the Address for Notices.

7. Utilities and Services

      Tenant agrees to make its own arrangements with the public utility companies servicing the premises for the provision and payment of the following utilities and services consumed by the Tenant at the premises when billed: water (if, and when, separately metered), electric, gas and telephone. Tenant has opened utility, and telephone accounts in its own name and will continue to maintain these accounts during the term of the lease. Tenant acknowledges that Landlord shall be under no obligation to provide any services to the premises and that Tenant shall make its own arrangements to provide services such as ventilation and air conditioning at the premises. Tenant shall install hot water heaters for heating all water used at the Premises. Such installation shall be by a licensed professional and shall be at the sole cost and expense of the Tenant. Landlord will receive proof that all hot water used at the Premises is serviced by such hot water boiler within Thirty (30) days of the execution of this lease. Tenant will provide proof that all water consumed at the Premises is metered and the meter number(s) of each meter within Thirty (30) days of the execution of this lease. Tenant may use any meters already present at the Premises and Landlord represents that there are water meters which monitor water usage at the Premises. In no event shall Landlord be responsible for charges for electricity, water or any other utility or service consumed or used by the Tenant at the premises. Interruption or curtailment of any such services shall not constitute a constructive or partial eviction nor entitle Tenant to any compensation or abatement of fixed rent and/or additional rent. Tenant agrees that at all times its use of electricity shall never exceed the capacity of the existing feeder to the Building, the risers or wiring. Tenant shall make no alterations or additions to the electrical equipment in the Building without the prior written consent of the Landlord.

8. Condition of Premises

      The Premises are rented "as is" without any representations or warranties on the part of the Landlord, its agents or representatives. Tenant has inspected the Premises and contents therein and leases the Premises "as is". It is understood and agreed by Tenant that there are no representations with respect to the physical condition of the demised Premises and the building in which the demised Premises is located and that Tenant has inspected the demised Premises. There shall not be any claim for any item by Tenant after the date hereof. Tenant shall, at Tenant's sole cost and expense, make all repairs, alterations and improvements in the demised Premises, including but not limited to, heating, ventilation and air-conditioning equipment and systems, plumbing, hot water, all repairs, replacements or alterations required by any governmental authority as a result of the Tenant's use of the demised Premises to operate its business, and all necessary repairs and replacements of Tenant's signs and fixtures required for the proper conduct of Tenant's business.

9. Repairs and Alterations

      Tenant must keep, and at the end of the Term return, the Premises and fixtures, clean and in good order and repair. Tenant agrees, at his sole cost and expense, to make any and all non-structural repairs to the Premises including, without limitation, repairs rendered necessary (even if not in demised premises) if said repairs are the result of Tenant's use of the Premises. This provision will remain in force whether or not repairs are rendered necessary by the negligence of the Tenant. Tenant is not responsible for ordinary wear. If any damage to the fixtures and/or the building is a result of misuse or negligence by Tenant, its invitees, agents, guest, or licensees, then Tenant will be responsible for the entire repair or replacement cost. If Tenant defaults, Landlord has the right, but not the obligation, to make repairs and charge Tenant the cost. The cost will be deemed additional rent.


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      Any and all construction or modification of the Premises must be approved in advance and in writing by the Landlord and/or its agents. Copies of all plans detailing proposed work and/or permits for construction or modification must be provided to Landlord's managing office for approval. Such approval shall not be unreasonably withheld. Tenant agrees that all contractors will carry insurance to cover workers' compensation and general liability in amounts reasonably required by Landlord. Any changes, improvements, additions, alterations, installments, counters, appliances and trade fixtures made, brought on or used at the Premises become the property of Landlord immediately upon installation or use at the Premises.

      Tenant shall maintain the Premises free of all violations of any kind, including violations which existed prior to the commencement of this lease and shall remove same including, but not limited to, any violations issued by the Development or Department of Buildings. Tenant shall remove any violations of any kind caused by Tenant's manner of use and occupancy of the Premises. Should Tenant fail to correct said violations, Tenant will be substantially violating this Lease and Landlord shall have the option of terminating this tenancy or removing such violations and charging to the Tenant, as hereunder, any reasonable costs incurred, enforceable as a nonpayment of rent. Additionally, Tenant shall indemnify and hold Landlord harmless from any reasonable expenses in connection with said violations, caused by Tenant.

      Tenant, at its own cost and expense, shall replace all damaged or broken plate glass or other glass in or about the demises premises.

      The Tenant does hereby covenant for itself, its executors, administrators, successors and assigns, that it will not, at any time during the term created by this Lease or any extensions and renewals thereof, make or permit any alterations or additions to the Premises demised hereby, whether external or internal, without the permission of the Landlord, its heirs, executors, administrators or assigns, first obtained, in writing which consent shall not be unreasonably withheld. Tenant shall not do anything nor suffer anything to be done whereby the demised Premises may be encumbered by a mechanics' lien, and shall, whenever and as often as any mechanics' lien is filed against the demised Premises purporting to be for labor or material furnished or to be furnished to Tenant, discharge the same of record within thirty (30) days after the date of filing. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenants upon credit, and that no mechanics, other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises herein demised.

      Tenant shall, at its own cost and expense, procure each and every permit, license, certificate, or other authorization and any renewals, extensions or continuances of the same required in connection with the lawful and proper use of the demised Premises or required in connection with any building or improvements on the demised Premises or any business conducted therein, including but not limited to business permits. Neither a failure on a part of the Tenant to procure such permit, license, certificate, or other authorization, nor the revocation of the same, shall in any way affect the liability of the Tenant for the payment of the rent herein reserved or the performance or observance of any of the covenants or conditions herein contained on the Tenant's part to be performed and observed.

10. Activity

      Any activity in this store that would interfere with the other tenants of the building, shall constitute a substantial violation of this Lease. This provision includes, but is not limited to, excessive noise and/or odors emanating from the store.

      Tenant shall conduct its business in such a manner as to prevent the escape of fumes into the elevator, common hallways or to other floors in the building.

11. Fire or Other Damage

      Tenant must give Landlord immediate notice in case of fire or other damage to the Premises. Landlord will have the right to repair the damage within a reasonable time or cancel this Lease.

      In the event that the Premises are rendered substantially unusable Landlord may cancel the Lease by giving Tenant three (3) days' written notice. The Term shall be over at the end of the third day. In such event, Tenant will look only to his/her own insurance as required by this lease, whether or not obtained, to recover any damages suffered as a result of the damage including but not limited to early termination of the lease. Tenant, at tenant's sole cost and expense, has a right to restore the


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Premises, provided the such restoration work is completed within sixty (60) days of the occurrence of the fire or other damage.

12. Easement for Pipes:

      Tenant shall permit Landlord to erect, use, maintain and repair pipes, ducts, cables, conduits, plumbing, vents and wires in, to and through the premises as and to the extent that Landlord may not or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Building in which the demised premises are located, or to the extent necessary to accommodate the requirements of other tenants in the building. All such work shall be done, as so far practicable, in such manner as to avoid unreasonable interference with Tenant's use of the premises. Landlord shall restore any interior walls and/or finishes in the Demised Premises to the condition such walls and/or finishes were in if same were damaged as a result of Landlord or Landlord's contractors work to the Premises.

13. Display of Merchandise:

      Tenant is absolutely forbidden to display merchandise in front of its demised premises or any part of the Building. If Tenant violates this clause it shall be deemed a material default under this Lease and Landlord shall have all of the remedies as set forth in the default provision of this Lease, and in addition, shall have the right to seek injunctive relief.

14. Liability

      Landlord is not liable for loss, expense or damage to any person or property unless it is due to Landlord's negligence. To the extent that any damages are sustained by Tenant as a result of Landlord's negligence, Tenant waives any damage claims against Landlord and Managing Agent to the extent that Tenant is compensated or would be compensated by insurance coverage as required by this lease regardless of whether such insurance is purchased by Tenant or Landlord or is not purchased at all. Tenant must pay for damages suffered and money spent by Landlord relating to any claim arising from any act or neglect of Tenant, its agents, servants, guests or licensees. Tenant is responsible for all acts of Tenants' family, employees, guests and invitees. If Tenant's manner of use of the Premises causes Landlord's insurance premiums to increase, such increase shall be paid by the Tenant in the form of additional rent.

15. Landlord's Consent

      If Tenant requires Landlord's consent to any act and such consent is not given, Tenant's only right is to ask the Court to force Landlord to give consent. Tenant agrees not to make any claim against Landlord for money or subtract any sum from the rent because such consent was not given or to permit occupancy by third parties.

16. Transfer of Lease

      Tenant agrees that this Lease will not be sold, assigned or transferred without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Requests to sublease or assign all or any portion of the premises will only be considered if Tenant is not in default of any of the terms of this Lease. Any purported sale, transfer, assignment, sublease and/or license commenced without such consent shall be null and void. Landlord's consent to such subletting an/or assignment will not be unreasonably withheld. The parties agree that if the Tenant shall be a corporation, partnership and/or limited partnership, a transfer of fifty percent (50%) or more of the corporate stock or shares of the corporate general partner of a limited partnership or partnership interest, general or limited, shall constitute a transfer of this lease.

      Tenant covenants and agrees that notwithstanding any subletting or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of all rent and additional rent due or to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions hereunder on the part of the Tenant to be performed.

      Landlord reserves the right to cancel this lease if Tenant requests to sublease, assign, sell or transfer this lease. In such event Landlord shall take back the premises and Tenant shall be relieved of all of its obligations under this lease upon surrender of the premises to the Landlord and execution of a lease surrender agreement.


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17. Conditions Upon Assignment

      Preconditions to any assignment, sublease, underletting and/or transfer of this Lease, shall be (a) that Tenant is not and has not in default of any portion of this Lease at any time during the term, (b) the execution and delivery to Landlord of a document evidencing such assignment, sublease, underlease and/or transfer of this Lease [collectively, "Transfer Document"], which transfer document shall state for the benefit of Landlord that the assignee and/or transferee assumes all of the obligations and duties of the Tenant hereunder, (c) the proposed assignee and/or undertenant shall demonstrate to Landlord's reasonable satisfaction that it is financially capable of meeting the obligations of this Lease, and (d) the transfer document shall not cause Landlord any cost, including but not limited to legal and accounting fees, all of which are to be borne by Tenant.

18. Estoppel Certificate

      In the event Landlord or Tenant so requests, Tenant or Landlord shall be required to give Landlord or Tenant a written certificate within thirty (30) days of Landlord's request, certifying that the lease is in full force and effect, the amount of rent (base and additional) then payable, the date to which rent (base and additional) has been paid, whether the lease has been modified, and if so, how.

19. Landlord May Enter, Keys

      Landlord may at reasonable times enter the Premises to examine, to make repairs or alterations, and to show it to possible buyers, lenders, insurers or tenants. The exercise by Landlord of any of its rights under this paragraph shall not be deemed an eviction or disturbance of Tenant's use and possession of Premises, provided Landlord takes reasonable steps not to interfere with Tenant's business operations at Premises. Tenant must give to Landlord keys to all locks. Locks may not be changed or additional locks installed without Landlord's written consent.

20. Subordination

      This Lease and Tenant's rights are subject and subordinate to all present and future (a) leases for the Premises or the land on which it stands, (b) mortgages on the leases or on the Premises or on the land, (c) agreements securing money paid or to be paid by the lender, under mortgages, and (d) terms, conditions, renewals, changes of any kind in and extensions of the mortgages or leases or Lender agreements. Tenant must promptly execute any certificate(s) that Landlord requests to show that this Lease is subject and subordinate.

      If Landlord shall hereafter enter into a mortgage covering the subject premises, Landlord agrees to use its best efforts to obtain from the mortgagee a nondisturbance agreement with the Tenant permitting the Tenant to use and occupy the demised Premises and will not be disturbed as long as Tenant observes and performs the terms, covenants and conditions on Tenant's part to be performed under this lease. Notwithstanding the above, Landlord makes no representations or warranties whatsoever regarding its ability to obtain said agreement from any mortgagee.

21. Condemnation

      If any part of the Premises is condemned, Landlord many cancel this Lease on notice to Tenant setting forth a cancellation date not less than thirty (30) days from the date of the notice. If the Lease is canceled, Tenant must deliver the Premises to Landlord on the cancellation date together with all rent and additional rent then due. The entire award for any taking belongs to Landlord, other than Tenant's trade fixtures.

22. Compliance with Authorities

      Tenant must, at Tenant's cost, promptly comply with all laws, orders, rules and directions of all governmental authorities, property owners associations, insurance carriers or Board of Fire Underwriters or similar group. This is a substantial obligation of the tenancy. Tenant may not do anything which may increase Landlord's insurance premiums. If Tenant does, Tenant must pay the increase as added rent.

23. Tenant's Defaults and Landlord's Remedies

      A. Landlord may give twenty (20) days written notice to Tenant to correct any of the following defaults:


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            1. Failure to pay rent and/or added rent on time.

            2. Improper assignment of the lease, improper subletting of all or part of the Premises, or allowing another to use or occupy the Premises.

            3. Improper conduct by Tenant or other occupant of the Premises.

            4. Failure to fully perform any other term in the Lease.

            5. Breach of a substantial obligation of tenancy.

      B. If Tenant fails to correct the defaults in Section A within the twenty
(20) day period, Landlord may cancel the Lease by giving Tenant a written notice at least three (3) days in advance of the termination date stating the date the Term will end. On that date the Term and Tenant's rights in this Lease automatically end and Tenant must leave the Premises and give Landlord the keys. Tenant continues to be responsible for rent, added rent, expenses, damages, legal fees and losses.

      C. If the Lease is canceled, or rent or added rent is not paid on time, or Tenant vacates the Premises, Landlord may in addition to other remedies take any of the following steps:

            1. Enter the Premises and remove Tenant and any person or property.

            2. Use dispossess, eviction or other lawsuit method to take back the Premises.

      D. If the Lease is ended or Landlord takes back the Premises, rent and added rent for the unexpired Term becomes due and payable immediately. Tenant is not entitled to any refund of the rent paid in advance. Tenant shall be responsible for Landlord's Costs. Landlord's Costs shall include the cost of repairs, decorations, broker's fees, attorney's fees (enforcing rights under this lease or in connection with reletting), advertising and preparation for renting. Tenant shall continue to be responsible for rent, added rent, expenses, damages and losses. Tenant waives all rights to return to the Premises after possession is given to the Landlord by a Court.

      E. Additionally and without prejudice to the rights set forth above, in the case of default in payment of rent and/or additional rent or water charges Landlord can make a demand for such rent and/or additional rent or water charges and if such amount is not paid in full within ten (10) calendar days after demand, Landlord can commence summary nonpayment proceedings.

      F. All remedies provided for herein are cumulative and can be exercised separately or at the same time.

24. Bankruptcy [Excepting Case Number 92B-44779]

      If (1) Tenant assigns property for the benefit of creditors, (2) Tenant files a voluntary petition or an involuntary petition is filed against Tenant under any bankruptcy or insolvency law, or (3) a trustee or receiver of Tenant or Tenant's property is appointed, Landlord may give Tenant thirty (30) days notice of cancellation of the Term of this Lease. If any of the above is not fully dismissed within the thirty (30) days, the Term shall end as of the date stated in the notice. Tenant must continue to pay rent, damages, losses and expenses without offset.

25. Correcting Tenant's Default

      If Tenant fails to correct a default after notice from Landlord, Landlord may but is not required to correct it for Tenant at Tenant's expense. The sum Tenant must repay to Landlord will be added rent.

26.   Waiver of Jury, Counterclaim, Set off

      Landlord and Tenant waive trial by a jury in any matter which comes up between the parties under or because of this Lease (except for a personal injury or property damage claim). In a proceeding to get possession of the Premises Tenant shall not have the right to make a counterclaim or set off. In any action or proceeding brought by Landlord against Tenant, Tenant shall not, and shall not have the right to: (a) interpose any defense based upon a breach by Landlord of any of the terms, covenants and conditions of this Lease on the part of the Landlord to be performed, or (b) personal injury and/or property damage or (c) interpose a counterclaim or set-off for damages which may have been sustained by Tenant, by reason of the Landlord's failure to perform any of the terms, covenants and conditions of this lease on the part of the Landlord to be performed, or by reason of any other ground or collateral damage. Tenant shall be relegated to an independent action for damages or for any other relief Tenant may seek, including but not limited to claims for personal injury, property damage, breach of lease, reformation or recission and such independent action shall not at any time be joined or consolidated with, or otherwise interposed in,


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such action or proceeding for nonpayment of rent and/or breach of lease
(holdover) by Tenant nor shall such constitute grounds to stay or delay such summary proceedings.

27. Broker

      Tenant represents to Landlord that Tenant has not dealt with any broker. Tenants agrees to indemnify and hold Landlord harmless from any claims by any broker for commissions in connection with this lease.

28. Landlord Unable to Perform

      If due to labor trouble, government order, lack of supply, Tenant's act or neglect, or any other cause not fully within Landlord's reasonable control Landlord is delayed or unable to (a) carry out any of Landlord's promises or agreements, (b) supply any service to be supplied, (c) make any required repair or change in the Premises, or (d) supply any equipment or appliances, this Lease shall not be ended or Tenant's obligations affected.

29. Illegality

      If any part of this Lease is not legal, the rest of the Lease will be unaffected.

30. No waiver

      Landlord's failure to enforce any terms of this Lease shall not prevent Landlord from enforcing such terms at a later time.

31. Quiet enjoyment

      Landlord agrees that if Tenant pays the rent upon signing this lease, continues to pay rent as required by the lease and is not in default under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises for the Term of this Lease.

32. Successors

      This Lease is binding on all parties who lawfully succeed to the rights or take the place of the Landlord or Tenant.

33. Representations, Changes in Lease

      Tenant has read this Lease. All promises made by the Landlord are in this Lease. There are no others. This Lease may be changed only by an agreement in writing signed by and delivered to each party.

34. Insurance

      Tenant agrees that it is obligated to, and will insure all of its personal property, including, but not limited to all equipment brought on the premises by Tenant, and that of any other persons using the premises at its own cost and expense, to its full insurable value to protect against damage resulting from fire, water damage, theft and other causes. Tenant waives any claims for property damage or personal injury against Landlord to the extent permitted by law. Tenant waives any claim for damages against the Landlord to the extent that it is, or would have been, compensated by insurance required by this Lease, whether such insurance is obtained or not. Landlord is to be added as additional insured on that policy.

      Tenant agrees that it is obligated to and will at its sole cost and expense carry a combined single limit policy in the amount of One Million Dollars ($1,000,000.00) covering general liability, the negligence of tenant, its agents, servants, guests and licensees for personal injury and/or death and/or damage that may be occasioned to the premises or to tenant or to landlord's possessions or property or to any person on the Premises because negligence. Landlord is to be added as additional insured on Tenant's policy.

      A copy of this policy or policies, in full force and effect, will be presented upon signing of the Lease. The insurance policy will be with a reputable insurance company licensed to do business in the State of New York and approved by Landlord. Said policy will provide coverage through the term of the Lease. If the Tenant fails to present proof of insurance, Tenant agrees that Landlord may obtain such insurance and use the security deposit or a portion thereof to pay the premiums. Should this option be exercised, the reasonable cost of the application, the amount of the premium, and any and all expenses incurred by Landlord in procuring said policy, shall be due within ten (10) days of the transmittal of Landlord's bill and payable with the rent received hereunder as additional rent and shall be collectable with the same remedies as if originally reserved as rent hereunder.

      Tenant acknowledges that Landlord has made no representation with respect to the security in the building nor in the neighborhood. Landlord grants Tenant permission to install a security system in the premises at Tenant's sole cost and expense subject to Landlord's approval of specific wire and/or fixture placement. Tenant acknowledges that the installation of any wiring or fixtures are to be considered leasehold improvements and become part of the real property to which they are affixed. Upon installation the leasehold improvements automatically become the property of Landlord. These improvements are to be left when Tenant vacates.

35. Showing of Premises

      Landlord and/or agent may show the premises to any prospective purchasers, engineers, and/or insurance inspectors and the premises may be shown at all reasonable times upon reasonable notice.

36. Rent Regulations

      Landlord represents and Tenant acknowledges Landlord's representation that the premises are not subject to any rent regulation because the Premises are used as a commercial space.

37. Legal Fees

      If Tenant defaults in performing any obligation under this lease and as a result of the default or enforcing any rights based upon Tenant's default, Landlord pays or incurs any legal fees or any other expense, Tenant acknowledges that Tenant is responsible to pay such fees.

38. Paragraph Headings

      The Paragraph headings are for convenience only.

39.   Effective date

      This Lease is effective when Landlord delivers to Tenant a copy signed by all parties. Tenant acknowledges that simultaneous with their signatures, Landlord has signed and they acknowledge receipt of a fully signed copy of the lease.

40. Extermination, Rubbish Removal and Disposal of Chemicals

      Tenant acknowledges that it is responsible for the removal and disposal of all refuse and rubbish (garbage) in the Premises at its sole cost and expense. Tenant shall at all times keep the sidewalks and streets adjacent to the Premises free and clear of any food and/or debris at no time shall Tenant leave containers containing refuse or rubbish on the street or sidewalk in front of the Premises. Tenant must comply with all current and future recycling requirements imposed by law or regulations. Tenant shall store all refuse within its Premises until one (1) hour before pickup.

      Tenant, at tenant's sole cost and expense, shall keep the Premises in good order and cause the Premises, store front, entrance door(s), plate glass to be cleaned at regular intervals. Tenant shall also, at its sole cost and expense cause the Premises to be exterminated against infestation by vermin, roaches and/or rodents.

      Tenant agrees to properly dispose of all chemicals and other materials used in its business in a reasonable and safe manner and in accord with all regulations issued by any governmental agency.

41. Sidewalk

      Tenant agrees to keep and maintain the sidewalk abutting the Premises clean and unobstructed and shall keep the same free from an accumulation of dirt, ice and snow. Tenant agrees to indemnify and hold harmless Landlord and its managing agent from any and all damages or injuries suffered as a result of Tenant's failure to perform this lease obligation. Tenant shall be responsible for the removal of any violations, tickets or summons issued by the Department of Sanitation or any other governmental agency in connection with said sidewalk and shall pay any fines imposed in connection therewith. If issued to Landlord, such amounts paid shall be considered additional rent.

42. Signs

      If an awning or exterior sign is installed, it shall be done in a manner which complies with all municipal and other governmental ordinances, rules and regulations. Tenant must also have Landlord's prior written approval to install same. Such approval shall not be unreasonably withheld or delayed.

43. Awning

      Tenant shall have the right, but not the requirement, to erect and maintain, at Tenant's sole expense, an awning, canopy and/or similar project on the exterior side of the Premises to advertise Tenant's business at the Premises provided that Tenant obtains all necessary permits or other authorizations from the City of New York and pays all fees imposed by the City of New York therefor. Furthermore, any sign, awning or other projection installed by Tenant may be illuminated provided that Tenant obtains all necessary permits or other authorization from the City of New York and pays the fee(s) imposed by the City of New York therefor. Tenant shall obtain the prior written approval from Landlord for any contemplated awning. Landlord shall not unreasonably withhold Landlord's consent to the installation of Tenant's signs, awning, canopies or other projections.

44. No Representations

      Landlord makes no representations or warranties that the Tenant may legally conduct the type of business provided for in this Lease; it being understood that the Tenant made his own investigation and is satisfied that he can conduct the business provided for in this Lease, and it being understood that once the Lease is signed, the Tenant shall be responsible to pay the full rental as is herewith provided.

45. Holdover tenancy

      There are no representations, warranties, terms or obligations other than those specifically expressed in this agreement. Any holding over by the Tenant after the terms of this Lease shall be unlawful. On or before the last day of the Term hereof, Tenant shall peaceably and quietly surrender the Premises in good condition to the Landlord together with all alterations, additions, improvements, fixtures and other personal property of Tenant. All such property not removed by Tenant on or before the last day of the Term shall be deemed abandoned by Tenant unless Landlord shall give notice to Tenant promptly at its expense to remove same, or, Landlord may do so at Tenant's expense. Tenant shall surrender all keys to Premises to Landlord at Landlord's office. If Tenant remains in possession of the Premises after the expiration of this Lease and without execution of a new Lease, Tenant shall be deemed to be occupying the demised premises as a Tenant from month-to-month at a rent equal to the then applicable rent plus one hundred fifty percent (150%) of such amount, and otherwise subject to all the covenants and provisions of this Lease. The acceptance of such amount by the Landlord shall be deemed payment for the use and occupancy of the Premises and shall in no way constitute an agreement on the Landlord's part to extend the lease term. In no event shall such holdover constitute a renewal of this Lease by operation of law or otherwise. Furthermore, it is understood and agreed that the Tenant shall be wholly responsible and shall bear the sole cost of any legal fees, economic hardship or inconvenience (financial or otherwise) incurred by the Landlord as a result of Tenant's holdover.

46. Indemnification

      Tenant hereby agrees to indemnify and save harmless the Landlord from any and all claims and causes of action arising during the term of this Lease (or during any time that Tenant is in occupancy of the demised premises) for personal injury, loss of life, damage to property or any other loss, sustained in said premises (and the building in which said Premises are located) and on the sidewalk and steps adjoining said Premises, due to the fault or negligence of the Tenant, its licensees and/or agents, servants, contractors and employees of Tenant in performing covenants under this lease.

47. Exculpatory Clause

      Neither Landlord nor its agents shall have any personal liability under this Lease. Tenant shall look solely to Landlord's interest in the demised premises for the satisfaction of Tenant's remedies for the collection of a judgment requiring the payment of money by Landlord in the event of Landlord's default hereunder or in connection herewith, and no other property or assets of

Landlord shall be subject to a lien, levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease.

48. Payments By Landlord

      It is mutually covenanted that if the Landlord shall reasonably pay or be compelled to pay any sum of money, or shall reasonably perform any act which shall require the payment of any sum of money, by reason or the failure of the Tenant, after notice to cure has been sent to Tenant, to perform any of the covenants herein contained, the sum(s) so paid by the Landlord, together with all interest, costs, and damages, shall, after ten (10) days written notice and demand, be added to the rent installment next due as additional rent and shall be collectable in the same manner and with the same remedies as if originally reserved as rent hereunder.

49. Partial Payment

      If Landlord receives from Tenant any payment less than the sum of rent, additional rent and other charges then due and owing hereunder, Landlord in its sole discretion may allocate such payment in whole or in part to any of such amounts due and owing.

50. Illegal Activities

      Tenant agrees that any illegal activities or arrests arising from illegal activities, including but not limited to gambling, prostitution, social club and drug activity will be considered a default of this lease.

51. Basement Use

      The portion of basement located directly below Store #1 is part of the demised premises and Tenant shall be entitled to exclusive use of that portion of the basement for all legal purposes.

52. Sidewalk Elevator

      Tenant shall have exclusive use of the sidewalk elevator. Tenant has inspected the elevator and acknowledges that it is in working condition as accepts it "as is". Tenant is responsible for all maintenance and repairs to the sidewalk elevator during the term of this lease. Tenant must return the elevator in the same condition, subject to normal wear, at the end of the lease.

53. Scaffolding

      In the event that Landlord erects or maintains a scaffolding or a sidewalk bridge any part of which is in front of the Premises, Landlord agrees that, if possible: (a) the sidewalk bridge or scaffolding shall be erected and maintained so that the lowest horizontal transverse or crossbeam shall be higher than the exterior signs, awning and canopy at the demised premises; (b) the sidewalk bridge will be illuminated at all times; and (c) Tenant shall be entitled to maintain signs on the scaffolding or sidewalk bridge of the same height, size and exposure as are at the demised premises.

54. Past Due Water and Sewer Charge

      Tenant acknowledges that there is currently due and owing to the Landlord the sum of $4,425.50 representing water and sewer charges. Tenant agrees that this sum is deemed water charge and agrees to pay this sum to the Landlord on or before Sept. 1, 1995.

55. Guaranty of Rent

      Gerald Cohen represents that he is the President of the Tenant and that he hereby unconditionally and absolutely (except as otherwise provided herein) guarantees to Landlord, its successors and assigns, the full performance and observance of all the covenants, conditions and agreements relating to this lease including, but not limited to, payment of rent or additional rent herein provided to be performed and observed by Tenant. Gerald Cohen shall herein be known as the "Guarantor".

      The Guarantor agrees that this Guaranty may be enforced by the Landlord and its successors without the necessity of, at any time, restoring to or exhausting any other security or collateral or remedy or enforcing any other right. Successive recoveries may be had hereunder. No invalidity, irregularity or unenforceabililty of all or any part of the within Lease shall effect, impair or be a defense to this Guaranty and this Guaranty shall constitute a primary obligation of the Guarantor.

      Guarantor agrees that if Tenant becomes insolvent or shall be adjudicated a bankrupt or shall file for similar relief under the Federal Bankruptcy Code neither the Guarantor's obligations under this guaranty and this lease shall be impaired, modified, changed or released or limited by such filing or adjudication.

      As a further inducement to Landlord to make this Lease and in consideration thereof, Landlord and the Guarantor covenant and agree that in any action or proceeding brought by one against the other, Landlord and Guarantor shall and do hereby waive trial by jury.

      If Tenant is in arrears in payment of rent and/or additional rent in the amount of $25,000.00 and if Tenant surrenders possession of the Premises vacant and undamaged to Landlord and turns over all keys to the Premises to the Landlord, then in such instance this guaranty will be limited to $25,000.00. Tenant must surrender the keys and leave the Premises vacant and broom clean in order for the Tenant to be deemed no longer in possession of the Premises.

Signatures. The parties have entered into this Lease on the date first above stated for the term set forth herein.


LANDLORD                                        TENANT
--------                                        ------
HADDAD ORGANIZATION LTD.                        NEW YORK FILM WORKS INC.
d/b/a HADSON REALTY                             a New York Corporation


/s/ Robert Carolan                              /s/ Gerald Cohen
----------------------------------              -------------------------------
By: Robert Carolan, Vice-President              By: Gerald Cohen, President


GUARANTOR
---------


/s/ Gerald Cohen
----------------------------------
By: Gerald Cohen